Calculation of Filing Fee Tables
S-8
SURF AIR MOBILITY INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	457(a)	5,000,000	$ 0.6725	$ 3,362,500.00	0.0001381	$ 464.36
Total Offering Amounts:						$ 3,362,500.00		$ 464.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 464.36
Offering Note
[1]	This Registration Statement covers, in addition to the number of shares of Surf Air Mobility Inc., a Delaware corporation (the "Company"), common stock, par value $0.0001 per share (the "Common Stock"), stated above, pursuant to Rule 416 under the Securities Act of 1933, as amended the ("Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Surf Air Mobility Inc. 2026 Inducement Plan the ("Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. The "Amount Registered" represents 5,000,000 shares of Common Stock reserved for issuance under the Plan. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based on the average of the high and low sales price of the Common Stock, as quoted on the New York Stock Exchange on September 1, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources